As filed with the Securities and Exchange Commission on August 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Range Resources Corporation

and

Range Energy I, Inc.	Gulfstar Energy, Inc.
Range HoldCo, Inc.	Range Energy Finance Corporation
Range Production Company	Great Lakes Energy Partners, L.L.C.
Range Energy Ventures Corporation	as Guarantors

Delaware			81-0557240
Delaware	Delaware		52-1996729	76-0328570
Delaware	Delaware		34-1903004	76-0504079
Delaware	Delaware		75-1722213	34-1902948
Delaware		1311	76-0405733
(State or other jurisdiction of incorporation		(Primary Standard Industrial	(I.R.S. Employer Identification No.)
or organization)		Classification Code Number)

777 Main Street, Suite 800	Rodney L. Waller
Fort Worth, Texas 76102	Range Resources Corporation
(817) 870-2601	Senior Vice President and Corporate Secretary
(Address, including ZIP Code,	777 Main Street, Suite 800
and telephone number, including area code,	Fort Worth, Texas 76102
of Registrant’s principal executive offices)	(817) 870-2601
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)

Copy to:

Barry D. Burgdorf, Esq.
Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746-7568
Telephone: (512) 542-8400

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

				Proposed maximum
Title of each class of		Proposed maximum		aggregate offering		Amount of
securities to be registered	Amount to be registered	offering price per unit		price		registration fee
Primary Offering (1)(2):
Debt Securities(3)				$500,000,000		$63,350
Common Stock (4) Preferred Stock(5) Depositary Shares(6) Warrants(7) Guarantees of Debt Securities(8)	(9)	(9	)(10)	(11	)(12)	(13	)(14)

(1)	Range Resources Corporation and the Guarantors may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares, warrants and guarantees of debt securities.

(2)	Subject to note (12) below, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, depositary shares or warrants.

(3)	Subject to note (12) below, there is being registered an indeterminate principal amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in the aggregate initial price not to exceed $500,000,000, less the dollar amount of any registered securities previously issued. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.

(4)	Subject to note (12) below, there is being registered an indeterminate number of shares of common stock.

(5)	Subject to note (12) below, there is being registered an indeterminate number of shares of preferred stock.

(6)	Subject to note (12) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)	Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or common stock.

(8)	Subject to note (12) below, there is being registered hereunder an indeterminate number of guarantees issued by one or more subsidiaries of Range in connection with the debt securities offered by any prospectus supplement. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

(9)	Pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, the amount to be registered and the proposed maximum offering price per unit is not specified as to each class of securities to be registered by the registrants hereunder.

(10)	The proposed maximum offering price per unit will be determined by the registrants from time to time in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.

(11)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(12)	In no event will the aggregate offering price of all securities issued from time to time pursuant to the primary offering exceed $500,000,000. Such amount represents the offering price of any preferred stock, common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the offering price rather than the principal amount of any debt securities issued at an original issue discount, the offering price of any warrants and the exercise price of any securities issuable upon the exercise of warrants. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(13)	Calculated pursuant to Rule 457(o) at the statutory rate of $126.70 per $1,000,000 of securities registered.

The co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to acquire these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 20, 2004

and

Range Energy I, Inc.	Gulfstar Energy, Inc.
Range HoldCo, Inc.	Range Energy Finance Corporation
Range Production Company	Great Lakes Energy Partners, L.L.C.
Range Energy Ventures Corporation	as Guarantors

$500,000,000

Range Resources Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Guarantees of Debt Securities

We may offer and sell securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings, with a total initial offering price of up to $500,000,000.

We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplements carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities directly, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

     You should read this prospectus and any supplement carefully before you invest. AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. PLEASE READ THE “RISK FACTORS” INCORPORATED BY REFERENCE HEREIN.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Our common stock is listed on the New York Stock Exchange under the symbol “RRC.”

The date of this prospectus is                     , 2004

i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities to be sold. This prospectus does not contain all of the information included in the registration statement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Where You Can Find More Information.”

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.

     You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date.

     Unless otherwise noted herein, as used in this prospectus, “Range,” “Range Resources,” “we,” “our,” “ours,” “us” and the “Company” refer to Range Resources Corporation and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at http://www.rangeresources.com. We do not intend for information contained in our website to be part of this prospectus.

OUR COMPANY

     We are an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties in the Appalachian, Southwest and Gulf Coast, including the Gulf of Mexico, regions of the United States. We have a geographically diverse asset base focused on three core areas. The Southwest division’s properties are located in the Permian Basin of West Texas, the East Texas Basin, the Anadarko Basin of western Oklahoma and the Texas Panhandle. Our Gulf Coast division operates properties onshore in Texas, Louisiana and Mississippi and holds a non-operating interest in approximately 40 offshore properties in the shallow waters of the Gulf of Mexico. Great Lakes Energy Partners, L.L.C., one of our wholly-owned subsidiaries holds and operates Appalachian and Michigan Basin properties.

     Our principal executive offices are located at 777 Main Street, Suite 800, Fort Worth, Texas 76102. Our telephone number is (817) 870-2601.

INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

     We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding those filings made under Item 9 or 12 of Form 8-K) until the offering of the securities terminates or we have filed with the SEC an amendment to the registration statement relating to this offering that deregisters all securities then remaining unsold:

•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003;

•	Quarterly report on Form 10-Q for the quarterly period ended March 31, 2004 filed on May 5, 2004 and for the quarterly period ended June 30, 2004 filed on July 29, 2004;

•	Current Reports on Form 8-K filed on January 5, 2004, filed on January 12, 2004, filed on January 22, 2004, filed on January 27, 2004, filed on February 17, 2004, filed on April 9, 2004, filed on May 3, 2004, filed on June 1, 2004, filed on June 4, 2004, filed on June 10, 2004, filed on June 15, 2004, filed on June 23, 2004, filed on June 25, 2004, filed on July 2, 2004 and Current Reports on Form 8-K/A filed on July 15, 2004 and August 17, 2004; and

•	The description of our common stock contained in the registration statement on Form 8-A, dated July 16, 1996 (File No. 1-12209).

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning us at the following number or writing us at the following address:

Range Resources Corporation
Attention: Corporate Secretary
777 Main Street
Suite 800
Fort Worth, Texas 76102
(817) 870-2601

FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In general, all statements other than statements of historical fact are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. However, management’s assumptions and our future performance are subject to a wide range of business risks and uncertainties and we cannot assure you that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to:

•	production variance from expectations,

•	volatility of oil and natural gas prices,

•	hedging results,

•	the need to develop and replace reserves,

•	the substantial capital expenditures required to fund operations,

•	exploration risks,

•	environmental risks,

•	uncertainties about estimates of reserves,

•	competition,

•	litigation,

•	our sources of liquidity,

•	access to capital,

•	government regulation,

•	political risks,

•	our ability to implement our business strategy,

•	costs and results of drilling new projects,

•	mechanical and other inherent risks associated with oil and natural gas production,

•	weather,

•	availability of drilling equipment, and

•	changes of interest rates.

     Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements.

     Should one or more of the risks or uncertainties described in this prospectus or the documents we incorporate by reference, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     All forward-looking statements express or implied, included in this prospectus and the documents we incorporate by reference and attributable to Range are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Range or persons acting on its behalf may issue.

RATIO OF EARNINGS TO FIXED CHARGES

						Six Months
						Ended
	Year Ended December 31,					June 30,
	1999	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	0.5	1.9	1.5	1.9	3.2	3.7
Ratio of earnings to fixed charges and preferred stock dividends	0.5	1.8	1.5	1.9	3.1	3.1

     For purposes of calculating the ratio of earnings to fixed charges:

•	“fixed charges” represent interest expense, amortization of debt costs and the portion of rental expense representing the interest factor, and

•	“earnings” represent the aggregate of income from continuing operations and fixed charges.

     For the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $22.8 million.

USE OF PROCEEDS

     Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include but are not limited to reduction or refinancing of debt or other corporate obligations, repurchasing or redeeming our securities, the financing of capital expenditures, acquisitions and additions to our working capital. We may temporarily use the net proceeds received from any offering of securities to repay our Senior Credit Facility or other debt until we can use such net proceeds for the stated purpose.

DESCRIPTION OF DEBT SECURITIES

     The debt securities will be issued under an indenture between us and a trustee chosen by us. The trustee for each series of debt securities will be identified in the applicable prospectus supplement.

     The following description highlights the general terms and provisions of the debt securities. The summary is not complete. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply.

     The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that maybe important to you. Capitalized terms used in the summary have the meanings specified in the indenture.

General

     Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our Senior Indebtedness.

     The indenture does not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as may be authorized from time to time by Range.

     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate (or method of determining the rate) which the debt securities will bear and the interest payment dates for the debt securities;

•	the place where we will pay (or the method of payment of) principal, premium and interest on the debt securities;

•	any optional redemption periods and prices;

•	whether we will issue the debt securities in registered or bearer form;

•	any special provisions relating to bearer securities or global securities representing individual bearer securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any rights of the holders of the debt securities to convert or exchange the debt securities into or for other securities or property and the terms and conditions of the conversion or exchange;

•	the denominations in which we will issue the debt securities, if other than $1,000 and any integral multiple thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if prior to maturity the actual principal amount of the debt securities payable at maturity is not determinable, the manner in which we will determine the deemed principal amount of the debt securities payable at maturity;

•	any changes or additions to the defeasance or discharge provisions;

•	the currency in which we will pay principal, premium and interest on the debt securities if other than the United States dollar;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities (a) payable if the maturity of the debt securities is accelerated or (b) provable in bankruptcy;

•	any provisions relating to any security provided for the debt securities;

•	any change in or addition to the events of default;

•	whether we will issue the debt securities in the form of global securities and the terms and conditions of the global securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars with respect to the debt securities;

•	any change or addition to the covenants, definitions or to the provisions relating to our consolidation, merger, sale or conveyance of assets;

•	the terms of any guarantee of the debt securities;

•	any subordination provisions relating to the debt securities;

•	the dates for certain required reports to the trustee relating to debt securities which do not bear interest; and

•	any other terms of the debt securities.

     The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

     We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, registration, transfer and payment

     Range may issue the debt securities in registered form without coupons, in bearer form with or without coupons or in the form of one or more global securities, as described below under the heading “Global Securities.” Unless specified by us otherwise in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple of $1,000. Global securities will be issued in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. The denomination of debt securities denominated in a foreign or composite currency will be described in a prospectus supplement. If debt securities are issuable as bearer securities, certain special limitations and considerations, which will be described in a prospectus supplement, will apply.

     You may present registered securities for exchange or transfer at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose, without payment of any service charge except for any tax or governmental charge. Bearer securities will be transferable only by delivery. We will describe the specific terms for the exchange of bearer securities in a prospectus supplement.

     Range will pay principal and any premium and interest on registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose. Range may choose to make any interest payment on a registered security (a) by check mailed to the address of the holder as such address shall appear in the register or (b) if provided in the prospectus supplement, by wire transfer to an account maintained by the holder as specified in the register. Range will make interest payments to the person in whose name the debt security is registered at the close of business on the day specified by Range. We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Global securities

     We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary.

     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

     We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders of the debt securities. The laws of some States require that certain purchasers of securities take physical delivery of the securities.

     Such laws may impair the ability to transfer beneficial interests in a global security.

     Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of such global security.

     We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s or its nominee’s records. We also expect that payments by participants to owners of beneficial interest in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Range within ninety days, Range will issue individual debt securities in exchange for such global security. In addition, Range may at any time in its sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for such global security.

     None of Range, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and Range, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Subordination

     Debt securities may be subordinated to Senior Indebtedness to the extent set forth in the applicable prospectus supplement. Range currently conducts substantially all its operations through subsidiaries, and, subject to the terms of any guarantee that may be entered into in connection with the issuance of a series of debt securities, the holders of debt securities, whether or not subordinated debt securities, will generally have a junior position to the creditors of Range’s subsidiaries.

     Under the indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all debt of Range designated as “Senior Indebtedness.” Upon distribution of Range’s assets to our creditors or upon the liquidation or dissolution of Range or in a bankruptcy or similar proceedings relating to Range or its property, holders of our Senior Indebtedness will be entitled to receive payment in full in cash before the holders of the subordinated debt securities can receive any payment with respect to the subordinated debt securities. The indenture also provides that no payment of principal, interest and any premium on the subordinated indebtedness securities may be made in the event:

•	we fail to pay the principal, interest or any premium on any senior indebtedness within any applicable grace period, or

•	any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated.

     Additionally, if we otherwise have a default with respect to Senior Indebtedness and the maturity of the Senior Indebtedness could be accelerated as a result of such default, then the representatives of the holders of such indebtedness that has been designated as “Designated Senior Indebtedness” may require that we suspend any payment on the subordinated debt securities for a period of 180 days. Not more than one blockage period may occur in any consecutive 360-day period.

     Senior Indebtedness means our indebtedness that is designated as such by our board of directors or in a supplemental indenture at the time that the terms of the subordinated debt are established. The indenture will not limit the amount of Senior Indebtedness that we may incur.

     By reason of the subordination, in the event of Range’s insolvency, our creditors who are holders of senior indebtedness, as well as certain general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Consolidation, merger or sale of assets

     The indenture generally permits a consolidation or merger between us and another corporation or other entity. It also permits the sale or lease by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation or other entity shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indenture.

     We are only permitted to consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indenture. The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor entity may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we consolidate or merge with or into any other entity or sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under the indenture and under the debt securities.

Modification of indenture

     We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

•	to evidence the succession of another person to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

•	to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add any events of default;

•	to cure any ambiguity, defect or inconsistency, to secure the debt securities, or to make any change that does adversely affect the rights of any holders;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any provision of the indenture to provide that bearer securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as any such action does not adversely affect the interests of the holders of debt securities nor permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior debt under such provisions;

•	to add guarantees for any or all of the debt securities or to secure any or all of the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to, change or eliminate any provision of the indenture, so long as any such addition, change or elimination will (a) neither apply to any debt security of any series created prior to the modification which is entitled to the benefit of the provision nor modify the rights of the holders of any such debt security with respect to the provision or (b) become effective only when there is no debt security outstanding;

•	to evidence and provide for a successor or other trustee with respect to the debt securities of one or more series and to add to or change any provision of the indenture to provide for or facilitate the administration of the indenture by more than one trustee;

•	to establish the form or terms of debt securities and coupons of any series; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities.

     We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments; provided, however, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected thereby:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any payment to be made with respect to any coupon;

•	reduce the principal of or extend the stated maturity of any debt security;

•	reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	make any debt security or coupon payable in a currency other than that stated in the debt security;

•	in the case of any subordinated debt security or related coupons, make any change in the subordination provisions of the indenture that adversely affects the rights of any holder under the provisions;

•	release any security that may have been granted with respect to the debt securities;

•	impair the right of a holder of debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of or with respect to such holder’s debt securities;

•	make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

•	change any obligation of Range provided for in the indenture to pay additional interest with respect to bearer securities; or

•	limit the obligation of Range to maintain a paying agency outside the United States for payment on bearer securities or limit the obligation of Range to redeem certain bearer securities.

Events of Default

     “Event of Default”, with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days;

•	failure to pay the principal or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment when due;

•	failure to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	failure to perform any other covenant with respect to that series in the indenture that continues for 90 days after being given written notice;

•	certain events in bankruptcy, insolvency or reorganization of Range or a significant subsidiary that has guaranteed the payment of such series of debt securities;

•	the entry of a judgment in excess of $20 million against Range or such significant subsidiary which is not covered by insurance and not discharged, waived or stayed; or

•	any other event of default included in the indenture or any supplemental indenture.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The applicable prospectus supplement will describe whether Range is required to furnish evidence as to the absence of a default or compliance with the terms of the indenture.

     If an event of default relating to certain events in bankruptcy, insolvency or reorganization of Range occurs and continues, the entire principal of all the debt securities of all series will be due and payable immediately. If any other event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest or in the making of any sinking fund payment) if it considers such withholding of notice to be in the interests of the holders.

     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. No holder of any debt security can institute any action or proceeding with respect to the indenture unless the holder gives written notice of an event of default to the trustee, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series shall have requested the trustee to institute the action or proceeding and has appropriately indemnified the trustee, and the trustee has failed to institute the action or proceeding within a specified time period.

Satisfaction and discharge of the indenture; defeasance

     Discharge. Except as described below, we will be discharged from our obligations under the indenture with respect to any series of debt securities by either paying the principal of, any premium and interest on all of the outstanding debt securities of such series when due and payable or delivering to the trustee all outstanding debt securities of such series for cancellation. We will not be able to discharge the following obligations:

•	the rights of holders of debt securities to receive payments of principal, premium and interest, if any, when due;

•	our obligation to issue temporary debt securities or to replace mutilated, lost, destroyed or stolen debt securities;

•	our obligation to maintain an office or agency for payments to holders of debt securities; and

•	the rights, powers, trusts, duties and immunities of the Trustee.

     Legal Defeasance. We may be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government obligations to pay the principal of, any premium and interest on the debt securities of that series to the stated maturity date or a redemption date for the debt securities of that series. If that happens, payment of the debt securities of such series may not be accelerated because of an event specified as an event of default with respect to such debt securities, and the holders of the debt securities of such series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

     We may be discharged only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

     Covenant Defeasance. We may omit to comply with certain restrictive covenants contained in the indenture and any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of any series. We may omit to comply with such covenants only if, among other things:

•	we deposit with the trustee sufficient cash or government obligations to pay the principal of, any premium and interest on the debt securities of that series to the stated maturity date or a redemption date for the debt securities of that series; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance.

     Effect of Discharge and Defeasance. Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisors as to the tax consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

The trustee

     We may appoint a separate trustee for any series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business and the trustee may own debt securities and serve as trustee under our other indentures.

Governing law

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

     On June 23, 2004 we entered into, and currently maintain, a $600 million revolving bank facility (the “Senior Credit Facility”) which is secured by substantially all assets of the Company, guaranteed by certain subsidiaries of the Company and for which Bank One Texas, N.A. is the administrative agent. The Credit Facility provides for a borrowing base, which is subject to semi-annual redeterminations each April and October and pursuant to its terms, certain unscheduled redeterminations. At June 30, 2004, the outstanding balance under the Senior Credit Facility was $320.0 million and there was $180.0 million of borrowing capacity available. The loan matures on January 1, 2008. Borrowings under the Senior Credit Facility can either be base rate loans or LIBOR loans. On all base rate loans, the rate per annum is equal to the lesser of (i) the maximum rate (the “weekly ceiling” as defined in Section 303 of the Texas Finance Code or other applicable laws if greater) (the “Maximum Rate”) or, (ii) the sum of (A) the higher of (1) the prime rate for such date, or (2) the sum of the federal funds effective rate for such date plus one-half of one percent (0.50%) per annum, plus a base rate margin of between 0.0% to 0.625% per annum depending on the total outstanding under the Senior Credit Facility relative to the borrowing base under the Senior Credit Facility. On all LIBOR loans, the Company pays a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the sum of the quotient of (A) the LIBOR base rate, divided by (B) one minus the reserve requirement applicable to such interest period, plus a LIBOR margin of between 1.25% and 1.875% per annum depending on the total outstanding under the Senior Credit Facility relative to the borrowing base. The Company may elect, from time to time, to convert all or any part of its LIBOR loans to base rate loans or to convert all or any part of its base rate loans to LIBOR loans. The weighted average interest rate (including applicable margin) was 3.1% and 3.2% for the three months ended June 30, 2004 and 2003, respectively and 3.1% and 3.3% for the six months ended June 30, 2004 and 2003, respectively. A commitment fee is paid on the undrawn balance based on an annual rate of between 0.25% and 0.50%. At June 30, 2004, the commitment fee was 0.375% and the interest rate margin was 1.5%. At July 26, 2004, the interest rate (including applicable margin) was 3.4% excluding hedges and 3.5% after hedging.

     7⅜% Senior Subordinated Notes due 2013

     We currently have outstanding $200.0 million of 7⅜% Senior Subordinated Notes due 2013 (the “7⅜% Notes”). The Company pays interest on the 7⅜% Notes semi-annually each January and July. The 7⅜% Notes mature in July 2013 and are guaranteed by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”). The 7⅜% Notes were issued at a discount which is amortized into interest expense over the life of the 7⅜% Notes. The Company may redeem the 7⅜% Notes, in whole or in part, at any time on or after July 15, 2008, at redemption prices from 103.7% of the principal amount as of July 15, 2008, and declining to 100.0% on July 15, 2011 and thereafter. Prior to July 15, 2006, the Company may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price of 107.4% of the principal amount thereof plus accrued and unpaid interest, if any, with the proceeds of certain equity offerings. If the Company experiences a change of control, the Company may be required to repurchase all or a portion of the 7⅜% Notes at 101% of the principal amount the plus accrued and unpaid interest. The 7⅜% Notes and the guarantees by the Subsidiary Guarantors are general, unsecured obligations and are subordinated to the Company’s and the Subsidiary Guarantors senior debt and will be subordinated to future senior debt that the Company and the Subsidiary Guarantors are permitted to incur under the Senior Credit Facility and the indenture governing the 7⅜% Notes. In July 2003, the Company issued $100.0 million of 7⅜% Notes and on June 28, 2004, the Company issued an additional $100.0 million of 7⅜% Notes with the same terms as the 7⅜% Notes issued in July 2003 except for the first interest payment date. The offering of the additional 7⅜% Notes, was not registered under the Securities Act of 1933 (the “Act”), as amended or under any state securities laws because the notes were only offered to qualified institutional buyers in compliance with Rule 144A and Regulation S under the Act. The additional 7⅜% Notes were issued at a discount of $1.9 million which will be amortized into interest expense over the remaining life of the 7⅜% Notes. On August 20, 2004, the Company offered to exchange the additional 7⅜% Notes for a new series of notes with substantially identical terms in a transaction registered under the Act.

DESCRIPTION OF CAPITAL STOCK

     At June 30, 2004, our authorized capital stock consisted of:

•	10,000,000 shares of preferred stock, par value $1.00 per share, of which 1,500,000 shares designated as 5.9% Cumulative/Convertible Preferred Stock were outstanding; and

•	100,000,000 shares of common stock, par value $0.01 per share, of which 69,269,693 shares were outstanding.

Common Stock

•	Dividends. Common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common stockholders may not receive dividends until we have satisfied our obligations to any preferred stockholders. Certain of our debt instruments restrict the payment of cash dividends.

•	Voting Rights. Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to cumulative voting rights.

•	Fully Paid. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer under this Prospectus and issue will also be fully paid and non-assessable.

•	Other Rights. Common stockholders are not entitled to preemptive rights. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders.

•	Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “RRC.” Any additional common stock we issue will also be listed on the NYSE.

Preferred Stock

     The following sets forth certain general terms and provisions of our authorized serial preferred stock. If we offer preferred stock, the specific designations and rights will be described in the prospectus supplement. Our board of directors can, without approval of stockholders, issue one or more series of serial preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

     One series of serial preferred stock, designated 5.9% Convertible Preferred Stock is currently outstanding. That series has the following principal terms:

•	Dividends. The 5.9% Convertible Preferred Stock is entitled to receive cumulative quarterly dividends at an annual rate of $2.95 per share. The payment of dividends is subject to declaration by the Board of Directors and depends on earnings, capital expenditures and various other factors.

•	Voting Rights. If preferred dividends remain unpaid for six full quarterly periods (whether or not consecutive), the holders of the 5.9% Convertible Preferred Stock, along with other preferred stockholders with similar rights, will be entitled to elect two additional members to our Board of Directors, unless the Board of Directors is comprised of fewer than six directors at such time, in which case the preferred stockholders will be entitled to elect one additional director. In exercising these voting rights, the holders of the 5.9% Convertible Preferred Stock are entitled to one vote for each share owned. The Company shall not amend the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of preferred stock without the affirmative vote or consent of the holders of at least 66⅔% of the outstanding preferred stock.

•	Conversion. Each share is convertible into our common stock at a conversion price of $8.50 per share, subject to adjustment under certain circumstances. The conversion price will be reduced for a limited period (but to not less than $4.43) if a change in control or fundamental change of Range occurs at a time that the market price of our common stock is less than the conversion price.

•	Mandatory Conversion. At any time on or after September 30, 2005, the Company will have the option to cause the 5.9% Convertible Preferred Stock to be automatically converted into common stock, provided that the closing price of the common stock equals or exceeds 140% of the conversion price then in effect for at least 20 trading days in any consecutive 30 day trading period prior to the date of notice of such mandatory conversion.

•	Redemption. We can redeem shares of 5.9% Convertible Preferred Stock at redemption prices declining from $51.50 in 2007 to $50.00 per share in 2012 and thereafter, plus accumulated and accrued unpaid dividends.

•	Liquidation. In any liquidation, dissolution or winding-up, a holder of 5.9% Convertible Preferred Stock will be entitled to receive a liquidation preference of $50.00 per share before any distribution to the holders of our common stock.

•	Other. No holder of preferred stock shall be entitled to preemptive rights.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND LAW

     Certain provisions in our Certificate of Incorporation may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware which restricts certain “business combinations” between us and an “interested stockholder” or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” In general, the law defines an “interested stockholder” as a stockholder owning 15% or more of our outstanding voting stock. The law defines the term “business combination” to encompass a wide variety of transactions with an interested stockholder including mergers, consolidations, asset sales or other leases, transfers or exchanges of assets in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. The restrictions do not apply if:

•	prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•	on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66⅔% of the outstanding voting stock not owned by the interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES

General

     We may, at our option, elect to offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. We will specify that fraction in the prospectus supplement.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. We will issue depositary receipts to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering.

     The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that are filed as exhibits to the registration statement.

Dividends and other distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

     If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of depositary shares

     Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as determined by the depositary.

     Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the preferred stock

     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and termination of the Deposit Agreement

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will be required to pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and removal of depositary

     The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

     The depositary will be required to forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performing in good faith our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons we believe to be competent and on documents we believe to be genuine.

DESCRIPTION OF WARRANTS

     We may issue warrants to purchase Debt Securities (“debt warrants”), preferred stock (“preferred stock warrants”), or common stock (“common stock warrants,” and collectively with the preferred stock warrants, the “stock warrants”. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

Debt warrants

     We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, which may include the following:

•	the title of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the aggregate number of the debt warrants; the designation and terms of the Debt Securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related Debt Securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related Debt Securities will be separately transferable;

•	the principal amount of Debt Securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the Debt Securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	whether the debt warrants represented by the debt warrant certificates or Debt Securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

     Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments principal, premium or interest on the securities purchasable upon the exercise.

Stock warrants

     We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, which may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of the warrants issued;

•	the designation and terms of the preferred stock or common stock for which the warrants are exercisable;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of the warrants issued with each share of preferred stock or common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or common stock purchasable upon exercise of the warrants and the exercise price of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

     Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of Debt Securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

     Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Debt Securities or shares of preferred stock or common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF GUARANTEES

     One or more subsidiaries of Range may issue guarantees in connection with Debt Securities offered by any prospectus supplement. The following summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of guarantee that will be filed with the SEC in connection with the offering of guarantees. Each guarantee will be issued pursuant to the indenture. The prospectus supplement for a particular issue of Debt Securities will describe the terms of the related guarantees, including the following:

•	the series of Debt Securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are conditional or unconditional;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed Debt Securities; and

•	any additional terms of the guarantees.

PLAN OF DISTRIBUTION

Securities offered by Range

     We may sell the offered securities within or outside the United States (a) through agents, (b) through underwriters or dealers, or (c) directly to one or more purchasers. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

     We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Securities offered by agents

     Offered securities may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.

Securities offered by underwriters or dealers

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     We may also sell the offered securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any securities of Range. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from Range up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of securities of Range at an agreed price per share of common stock; or

•	to purchase from Range up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the common stock or any other security of Range than outstanding.

     The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for common stock or other security of Range. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

     If dealers are used in the sale of offered securities with respect to which this prospectus is delivered, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement thereto.

Direct sales; rights offerings

     Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the securities we offer may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Austin, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

     The consolidated financial statements of Range Resources Corporation appearing in Range Resources Corporation’s Annual Report (Form 10-K/A) as of December 31, 2003 and for the year then ended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Great Lakes Energy Partners, L.L.C. as of December 31, 2003 and 2002, and for each of the years in the two year period ended December 31, 2003, appearing in Range Resources Corporation’s current report on Form 8-K, filed on August 17, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Further, the consolidated financial statements of Great Lakes Energy Partners, L.L.C. have been proportionally consolidated into the consolidated financial statements of Range Resources Corporation as of December 31, 2002 and for the year then ended in reliance upon the report of Ernst & Young L.L.P., appearing in the Range Resources Corporation Annual Report (Form 10-K/A) as of December 31, 2003, given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Range Resources Corporation as of December 31, 2002, and for each of the years in the two year period ended December 31, 2002, have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements of Range Resources refers to a change in the method of accounting for derivative financial instruments and hedging activities.

     The consolidated financial statements of Great Lakes Energy Partners, L.L.C. for the year ended December 31, 2001, have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

RESERVE ENGINEERS

     Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves occurred by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, Wright & Company, Inc. and H.J. Gruy and Associates, Inc. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses payable by Range Resources Corporation (the “Company”) in connection with the issuance and distribution of the securities covered by this Registration Statement:

Registration Fee	$63,350
Fees and expenses of accountant	250,000
Fees and expenses of legal counsel	600,000
Fees and expenses of trustee and counsel	100,000
Printing and engraving expenses	350,000
Miscellaneous	350,000

Total	$1,713,350

     All of the above items, except for the registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Amended and Restated By-Laws of Range Resources Corporation (the “Company”) provide that the Company will indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

     The Company’s Restated Certificate of Incorporation, as amended, provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Restated Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

     In addition, the Company’s Restated Certificate of Incorporation also provides indemnification for any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, by reason of such person being or having been such director, officer or employee. If such person is not successful on the merits or otherwise, and such person had no reasonable cause to believe the conduct was unlawful, then a majority of the members of the Company’s board of directors (sitting as a committee of the board of directors), who were not parties to such inquiry, investigation, action, suit or proceeding or one or more disinterested counsel to whom the board of directors may refer the matter, may determine that the applicable standard of conduct was met and indemnify the person. However, if the proceeding is by or in the right of the Company, no indemnification will be provided to any person adjudged by any court to be liable for negligence or misconduct except to the extent determined by such court.

     The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number		Description
1.1*	—	Form of Underwriting Agreement

4.1	—	Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to Company’s Form 10-Q Restated (File No. 001-12209) as filed with the SEC on May 5, 2004)

4.2	—	Amended and Restated By-laws of the Company dated December 5, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

4.3	—	Form of Indenture (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3 (File No. 333-76837) as filed with the SEC on April 22, 1999)

4.4*	—	Form of Senior Debt Securities

4.5*	—	Form of Subordinated Debt Securities

4.6*	—	Form of Warrant

4.7*	—	Form of Warrant Agreement

4.8*	—	Form of Depositary Receipt

4.9*	—	Form of Depositary Agreement

5.1**	—	Opinion of Vinson & Elkins L.L.P.

12.1**	—	Computation of Ratio of Earnings to Fixed Charges

23.1**	—	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)

23.2**	—	Consent of Ernst & Young LLP (Range Resources Corporation)

23.3**	—	Consent of Ernst & Young LLP (Great Lakes Energy Partners, L.L.C.)

23.4**	—	Consent of KPMG LLP

23.5**	—	Consent of KPMG LLP

23.6**	—	Consent of DeGolyer and MacNaughton

Exhibit
Number		Description
23.7**	—	Consent of H.J. Gruy and Associates, Inc.

23.8**	—	Consent of Wright and Company

24.1**	—	Powers of Attorney (included on the first signature page of this Registration Statement)

25.1***	—	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

25.2***	—	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

     The undersigned registrants hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Range’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (g) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

RANGE RESOURCES CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Pinkerton, Rodney L. Waller and Roger S. Manny and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Charles L. Blackburn Charles L. Blackburn	Chairman of the Board	August 19, 2004

/s/ Anthony V. Dub Anthony V. Dub	Director	August 19, 2004

/s/ Allen Finkelson Allen Finkelson	Director	August 19, 2004

Signature	Title	Date
/s/ V. Richard Eales V. Richard Eales	Director	August 19, 2004

/s/ Jonathan S. Linker Jonathan S. Linker	Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

RANGE ENERGY I, INC.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

RANGE HOLDCO, INC.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

RANGE PRODUCTION COMPANY
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

RANGE ENERGY VENTURES CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

GULFSTAR ENERGY, INC.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

RANGE ENERGY FINANCE CORPORATION
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Director	August 19, 2004

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of August, 2004.

GREAT LAKES ENERGY PARTNERS, L.L.C.
By:	/s/ John H. Pinkerton
John H. Pinkerton
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John H. Pinkerton John H. Pinkerton	Chief Executive Officer, President and Manager	August 19, 2004

/s/ Thomas W. Stoelk Thomas W. Stoelk	Chief Financial Officer	August 19, 2004

/s/ Roger S. Manny Roger S. Manny	Senior Vice President and Manager	August 19, 2004

/s/ Rodney L. Waller Rodney L. Waller	Senior Vice President and Manager	August 19, 2004

INDEX OF EXHIBITS

Exhibit
Number		Description
1.1*	—	Form of Underwriting Agreement

4.1	—	Restated Certificate of Incorporation of Range Resources Corporation (incorporated by reference to Exhibit 3.1.1 to Company’s Form 10-Q Restated (File No. 001-12209) as filed with the SEC on May 5, 2004)

4.2	—	Amended and Restated By-laws of the Company dated December 5, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K (File No. 001-12209) as filed with the SEC on March 3, 2004)

4.3	—	Form of Indenture (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3 (File No. 333-76837) as filed with the SEC on April 22, 1999)

4.4*	—	Form of Senior Debt Securities

4.5*	—	Form of Subordinated Debt Securities

4.6*	—	Form of Warrant

4.7*	—	Form of Warrant Agreement

4.8*	—	Form of Depositary Receipt

4.9*	—	Form of Depositary Agreement

5.1**	—	Opinion of Vinson & Elkins L.L.P.

12.1**	—	Computation of Ratio of Earnings to Fixed Charges

23.1**	—	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)

23.2**	—	Consent of Ernst & Young LLP (Range Resources Corporation)

23.3**	—	Consent of Ernst & Young LLP (Great Lakes Energy Partners, L.L.C.)

23.4**	—	Consent of KPMG LLP

23.5**	—	Consent of KPMG LLP

23.6**	—	Consent of DeGolyer and MacNaughton

23.7**	—	Consent of H.J. Gruy and Associates, Inc.

23.8**	—	Consent of Wright and Company

24.1**	—	Powers of Attorney (included on the first signature page of this Registration Statement)

25.1***	—	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture

25.2***	—	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.